Exhibit 10.12

RELEASE AND CONSULTING AGREEMENT

This Release and Consulting Agreement (the “Agreement”) is entered into as of October 20, 2021 (the “Effective Date”), by and between Treace Medical Concepts, Inc. (the “Company”) and Joe W. Ferguson (“Ferguson”) (The Company and Ferguson sometimes referred to collectively herein as the “Parties”).

Preliminary Statement. Ferguson was employed by the Company from July 14, 2014 through the Effective Date. The Parties are entering into this Agreement (1) to provide for Ferguson’s release of claims against the Released Parties (as defined below) in return for the Company’s payment of severance benefits to Ferguson, and (2) to set forth the terms pursuant to which Ferguson will provide continued assistance to the Company in the future with respect to certain matters in return for such severance benefits and additional consulting fees, all as set forth herein. Accordingly, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Parties, the Company and Ferguson agree as follows:

1.
Release; Attestation.

a.
In return for payment of severance benefits pursuant to the Change in Control Severance Agreement between the Company and Ferguson dated May 27, 2021 (the “CIC Severance Agreement”), Ferguson hereby generally and completely releases Treace Medical Concepts, Inc., its parent and subsidiary entities, and its or their directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively “Released Parties”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to Ferguson’s employment with the Company or the termination of that employment; (2) all claims related to Ferguson’s compensation or benefits from the Company, including wages, salary, bonuses, commissions, vacation pay, expense reimbursements (to the extent permitted by applicable law), severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including without limitation claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including without limitation claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Worker Adjustment and Retraining Notification Act (as amended) and similar laws in other jurisdictions, the Florida Civil Rights Act (“FCRA”), the Employee Retirement Income Security Act of 1974 (as amended), the Family and Medical Leave Act of 1993, and any similar laws in other jurisdictions; provided, however, that this Release does not waive, release or otherwise discharge any claim or cause of action arising after the date Ferguson signs this Agreement.

b.
This Agreement includes a release of claims of discrimination or retaliation on the basis of workers’ compensation status, but does not include workers’ compensation claims. Excluded from this Agreement are any claims which by law cannot be waived in a private agreement between employer and employee, including but not limited to the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency. Ferguson waives, however, any right to any monetary recovery or other relief should the EEOC, Ferguson or anyone else pursue a claim on Ferguson’s behalf.

c.
Ferguson acknowledges and represents that he: (i) has not suffered any age or other discrimination, harassment, retaliation, or wrongful treatment by any Released Party; and (ii) has not been denied any rights including, but not limited to, rights to a leave or reinstatement from a leave under the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, or any similar law of any jurisdiction.

d.
Ferguson agrees that he is voluntarily executing this Agreement. Ferguson acknowledges that: (i) he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA, as amended by the Older Workers Benefit Protection Act of 1990, and that the consideration given for this Release is in addition to anything of value to which he was or may have been already entitled; and (ii) he has been advised by this writing, as required by the ADEA, that: (1) his waiver and release specified in this paragraph does not apply to any rights or claims that may arise after the date he signs this Agreement; (2) he has been advised to consult with an attorney prior to signing this Agreement; (3) if a “Severance” (as defined in the CIC Severance Agreement) involves an employment termination program, he has received a disclosure from the Company that includes a description of the class, unit or group of individuals covered by the program, the eligibility factors for such program, and any time limits applicable to such program and a list of job titles and ages of all employees selected for this group termination and ages of those individuals in the same job classification or organizational unit who were not selected for termination; (4) he has at least twenty-one (21) days from the date that he received this Agreement (although he may choose to sign it any time on or after his Severance Date (as defined in the CIC Severance Agreement)) to consider the Release contained herein; (5) he has seven (7) calendar days after he signs this Agreement to revoke it (“Revocation Period”) by sending his revocation to the Company’s Human Resources Manager in writing at 203 Fort Wade Rd., Suite 150, Ponte Vedra, FL 32081; and (6) this Agreement will not be effective until he has signed it and returned it to the Company’s Corporate Secretary and the Revocation Period has expired.

e.
FERGUSON UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

f.
Attestation. Ferguson hereby acknowledges that he has executed that certain Employee Confidentiality, Non-Competition, Non-Solicitation and Inventions Agreement effective June 24, 2014 (the “Restrictive Covenants Agreement”), which is attached as Exhibit 1 to this Agreement, with the Company. Ferguson acknowledges, agrees and attests that the Restrictive Covenants Agreement is in full effect and enforceable. Ferguson further affirms that he has complied and shall continue to comply with his current and continuing obligations under the Restrictive Covenants Agreement. Ferguson understands and agrees that if he is found in a judgment no longer subject to review or appeal to have breached the obligations set forth in the Restrictive Covenants Agreement, then he shall immediately forfeit any amounts payable or benefits to be received and shall promptly reimburse the Company any amounts actually paid to him pursuant to his CIC Severance Agreement with the Company (other than payments made pursuant to Section 3.2 thereof).

2.
Consulting Provisions.

a.
The Parties recognize that, after more than 7 years of employment with the Company, Ferguson is in possession of considerable historical information relating to the Company that may be valuable to the Company’s ongoing operations. As a condition of this Agreement and the consideration offered to Ferguson pursuant to this Agreement, Ferguson further agrees to provide, for a period of four (4) years from the Effective Date, assistance to the Company upon receipt of reasonable notice from the Company. This term shall be extendable upon written request by the Company. The Parties agree that such assistance may include, but not be limited to, attendance at in-person or remote meetings with the Company’s personnel, representatives and agents, attendance at legal proceedings, execution of legal documents, including patent documents, and assistance with locating and identifying relevant Company documents. Ferguson agrees that the initial 100 hours provided pursuant to this paragraph shall be deemed fully paid by the Severance contemplated by this Agreement. For any hours in excess thereof, Ferguson shall be paid by the Company at the hourly rate of $300. Time spent by Ferguson to ensure a smooth transition of his current role shall not be considered part of the services provided under this paragraph. Ferguson further agrees that as a condition of this Agreement, he shall indefinitely maintain in strictest confidence all privileged and confidential information that he has generated, received or learned of during the term of his employment with the Company (“Information”). Ferguson further agrees that he shall not disclose such Information to any third party without the express written consent of the Company. Ferguson further agrees that he shall not accept employment from or engage with any third party whether as an employee, advisor, consultant, greater than 1% owner (whether directly or indirectly), paid fact witness, expert or any other role in any matter (legal, administrative or otherwise) in which (i) he performs services or provides advice to another company offering instrumentation and implants for bunion and ancillary surgeries or (ii) his involvement would be adverse to the Company’s or its successor’s interests. Ferguson acknowledges and agrees that his service in any such role is likely to result in the disclosure, including the inadvertent disclosure, of Information. Ferguson agrees that this prohibition shall extend for a period of five (5) years from the Effective Date of this Agreement.

b.
After the Effective Date and in connection with performance of services under Section 2a, Ferguson’s relationship with the Company will be that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Ferguson will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Ferguson’s performance of services and receipt of amounts under Section 2 of this Agreement. Because Ferguson is an independent contractor after the Effective Date, with respect to the services performed and amounts paid under Section 2, the Company will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker’s compensation insurance on Ferguson’s behalf; or undertake any other responsibility inconsistent with the independent contractor relationship.

3.
General Provisions.

a.
The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; intend and agree that it is final and binding and understand that, in the event of a breach, either party may seek relief, including damages, restitution and injunctive relief, at law or in equity, in a court of competent jurisdiction.

b.
Ferguson agrees that he is not signing this Agreement in reliance upon any promise, representation or warranty not expressly contained in this Agreement, including its exhibits. Any oral representations regarding this Agreement, including its exhibits, shall have no force or effect. No modification, termination, or attempted waiver of any of the provisions of this Agreement shall be binding upon the Company unless reduced to writing and signed by a duly authorized official. Each provision of this Agreement is severable from each other provision of this Agreement. If any provision of this Agreement is determined to be invalid or unenforceable, the remaining portions of this Agreement will continue to be operative and in full force and effect. This Agreement shall be construed according to a plain reading of its terms and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision in this Agreement. The Company’s failure or delay in enforcing any provision of this Agreement will not be a waiver of enforcement of that provision or any other provision. All rights and remedies provided for in this Agreement are cumulative, are in addition to any other rights and remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude the exercise or pursuit of any other right or remedy.

c.
Except as otherwise provided herein or by law, no right or interest of Ferguson under this Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective.

d.
This Agreement and any dispute arising under this Agreement will be governed by Florida law, without regard to any conflict of law principles. Any litigation under this Agreement will be brought by either party exclusively in the federal courts located in Federal District Court, Middle District of Florida, Jacksonville Division and in no other venue. As such, the parties irrevocably consent to the jurisdiction of the courts in Federal District Court, Middle District of Florida, Jacksonville Division for all such disputes and to service of process via nationally recognized overnight carrier, without limiting other service methods available under applicable law, and waive the right to have a trial by jury under or in connection with this Agreement.

[signatures on following page]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement.

TREACE MEDICAL CONCEPTS, INC.

By: _/s/ Daniel E. Owens /s/ Joe W. Ferguson _______________

Name: Daniel E. Owens Joe W. Ferguson

Title: Chief Human Resources Officer

Exhibit 1

Ferguson Confidentiality, Non-Competition, Non-Solicitation and Inventions Agreement

[Omitted]